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                          UNITED DIGITAL NETWORK, INC.
                              INSTRUMENT OF PROXY
 THIS INSTRUMENT OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned, being a stockholder of UNITED DIGITAL NETWORK, INC. (the 'Company'), hereby appoints JOHN SNEDEGAR, or failing him, JANINE THOMAS, with full power of substitution of each of them, both directors of the Company, or ____________ , as proxyholder for the undersigned, to vote for the undersigned at the Special Meeting of the Company, to be held at McCarthy Tetrault, Main Board Room, 13th Floor, 777 Dunsmuir Street, Vancouver, British Columbia Canada on ____________ , the ______ day of March, 1999, at 10:00 a.m., local time, and at any adjournment thereof and to vote the shares in the capital stock of the Company registered in the name of the undersigned.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement relating to the Special Meeting and hereby revokes any proxy or proxies heretofore given.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AGREEMENT AND THE PLAN OF MERGER.

    1. To approve and adopt the Agreement and Plan of Merger, dated as of November 19, 1997, as amended January 30, 1998, April 6, 1998 and October 13, 1998, by and among the Company, STAR Telecommunications, Inc., a Delaware corporation ('STAR'), and IIWII Corp., a Delaware corporation and a wholly-owned subsidiary of STAR ('Newco'), and the transactions contemplated thereby, including, among other things, the merger of Newco with and into the Company.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. Upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.
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    THE SHARES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD
FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND, IF A CHOICE IS SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY. IF NO CHOICE IS SPECIFIED IN THIS INSTRUMENT OF PROXY AND ONE OF
THE PERSONS NAMED IN THIS INSTRUMENT OF PROXY IS APPOINTED AS PROXYHOLDER, THE SHARES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED IN FAVOR OF SUCH MATTERS. THIS INSTRUMENT OF PROXY CONFERS UPON THE PERSON NAMED HEREIN AS PROXYHOLDER DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF SPECIAL MEETING AND OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                          NOTES TO INSTRUMENT OF PROXY

    1. If the stockholder does not want to appoint any of the persons named in the instrument of proxy, he should strike out their names and insert, in the blank space provided, the name of the person he wishes to act as his proxyholder. Such other person need not be a stockholder of the Company.

    2. The instrument of proxy will not be valid unless it is dated and signed by stockholder or by his attorney duly authorized by him in writing, or, in the case of a corporation, is executed under its corporate seal or by an officer or officers or attorney for the Company duly authorized.

    3. The instrument of proxy to be effective must be deposited at the Company's transfer agent, Montreal Trust Company, 4th Floor, 510 Burrard Street, Vancouver, B.C., V6C 3B9, prior to the time of the Meeting or any adjournment thereof.

    4. Please sign exactly as your name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee or in another representative capacity, sign name and title.

                                             WITNESS my hand this _____ day of
                                             _____, 1999.
                                             ___________________________________
                                             Name (Please Print)
                                             ___________________________________
                                             (Signature of Stockholder)
                                             Address: __________________________